Sutor Reports Third Fiscal Quarter 2008 Results

DONGBANG TOWN, CHINA, May 15, 2008 /Xinhua-PRNewswire-FirstCall/ — Sutor Technology Group Limited ("Sutor" or "the Company") (Nasdaq: SUTR), a leading provider of steel finishing fabrication products in China, today announced its unaudited financial results for the third fiscal quarter ended March 31, 2008.

Third Fiscal Quarter 2008 Financial Highlights:

—	Total revenues increased 37.61% over the third fiscal quarter of 2007 to US$98.10 million
—	Income from operations increased 104.5% over the third fiscal quarter of 2007 to US$10.18 million
—	Net income increased 100.5% over the third fiscal quarter of 2007 to US$7.79 million
—	Fully-diluted earnings per common share for the third fiscal quarter 2008 was US$0.21, compared to US$0.11 for the third fiscal quarter 2007

Ms. Lifang Chen, Chairlady and CEO of Sutor said, "I am pleased to report another strong quarter of growth driven by solid execution of business strategy focusing on vertical integration to provide a total solution for our customers. We completed Phase I of our vertical integration plan by installing the cold-rolled steel and acid-pickled steel production lines. The addition of these production lines diversified our product portfolio, enhanced the quality of our sourcing, and mitigated our supply chain risks. As part of Phase II, we will be expanding into a high-end hot-dipped galvanizing steel production system that will be capable of galvanizing both hot-rolled and cold-rolled steel with both zinc and aluminum, allowing us to better meet the needs of our customers. We expect this additional production line to be operational in third quarter of 2008, adding an incremental annual capacity of 400,000 metric tons. I look forward to updating our shareholders as we continue our progress."
Mr. Yongfei Jiang, Chief Financial Officer of Sutor, said, "Our third fiscal quarter 2008 performance continued to demonstrate our execution capability in capturing the growth opportunities in the market segment. The completion of the Phase I of vertical integration plan expanded our revenue base significantly and enhanced our gross margin by reducing the overall costs. New cold-rolled steel and acid-pickled steel production lines contributed significantly to our strong performance during this third fiscal quarter."

Third Fiscal Quarter 2008 Unaudited Financial Results
Revenues. Revenues amounted to US$98.10 million in the third fiscal quarter 2008, compared to US$71.28 million net revenues for the third fiscal quarter 2007, representing an increase of 37.61%. This increase is primarily attributable to the additions of the acid-pickled and cold-rolled steel production lines toward the end of 2006 and early 2007, respectively. These two lines contributed US$35.81 million revenue for the third fiscal quarter 2008.
Gross Profit. Gross profit increased 63% to US$11.82 million for the third fiscal quarter 2008 from US$7.25 million in the third fiscal quarter 2007. Gross margin was 12.1% in the third fiscal quarter 2008, compared to 10.21% in the third fiscal quarter 2007. The improved margins resulted from both the improved product mix and the reduced costs from our vertical integration. For the third fiscal quarter 2008, our PPGI products, which generally command higher gross margins than our HDG products, contributed approximately 33.8% of the total revenue, as compared to 26.4% for the same period last year. In addition, the added integration of the acid-pickling and cold-rolling production lines allowed us to ensure high-quality internal sourcing at a lower cost.

Income from Operations. Income from operations for the third fiscal quarter 2008 was US$8.3 million, representing a 142.1% increase, compared to US$3.4 million in the third fiscal quarter 2007, primarily due to increased revenue and enhanced gross margins. Operating margin for the third fiscal quarter 2008 was 10.4%, up from the 7.1% in the third fiscal quarter 2007, attributable to improved gross margins.
Operating Expenses. Our total operating expenses decreased by 27.8% to US$1.64 million in the third fiscal quarter of 2008, compared to US$2.27 million in the third fiscal quarter 2007. This decrease was primarily due to significant increase in general and administrative expenses which resulted from the decreased bad debt allowance and the associated expenses for being a U.S. public company.
Other Expense. Other expense increased to US$1.48 million in the third fiscal quarter of 2008, compared to net other expense of US$0.41 million in the third fiscal quarter of 2007, primarily as a result of the increased interest expense from the current loan amount.
Income before Tax and Minority Interests. As a result of the foregoing, our income before tax and minority interests increased by 90.4% from US$4.57 million in the third fiscal quarter 2007 to US$8.70 million for the third fiscal quarter 2008.
Provision for Income Tax. Our provision for income tax increased by 32.4% from US$0.68 million for the third fiscal quarter 2007 to US$0.90 million for the third fiscal quarter 2008, mainly due to increased taxable income in the third fiscal quarter 2008 as a result of our increased profitability. The effective tax rate was 11.2% for the third fiscal quarter 2008, about the same level as for the prior year period.
Net Income. Net income increased by 100.31% from US$3.89 million for third fiscal quarter 2007 to US$7.79 million for the third fiscal quarter 2008 as a result of all the factors described above.
In the three months ended March 31, 2008, approximately 33.48% of our procurement was conducted through Shanghai Huaye. Due to the size of Shanghai Huaye, it has stronger bargaining power and our arrangement with Shanghai Huaye helps us get relatively lower purchase price from suppliers.

Business Highlights and Outlook
Production Updates: Third Fiscal Quarter 2008 compares Third Fiscal Quarter 2007
—	71,000 metric tons of hot-dipped galvanized (HDG) steel was produced during third fiscal quarter 2008 while 63,000 metric tons during the same period in 2007.
—	36,000 metric tons of pre-painted galvanized (PPGI) steel was produced during third fiscal quarter 2008 while 33,000 metric tons during the same period in 2007.
—	68,000 metric tons of cold-rolled steel was produced during third fiscal quarter 2008 while 19,000 metric tons during the same period in 2007.
—	71,000 metric tons of acid-pickled (AP) steel was produced during third fiscal quarter 2008 while 49,000 metric tons during the same period in 2007.

Vertical Integration Plan Phase II
—
The Company is on track to complete its vertical integration process and expects its hot-rolled galvanizing steel production system with a designed manufacturing capacity of 400,000 metric tons to become operational in third quarter of 2008.

Expansion of Production Lines
—
We are planning phase III expansion for two more HDG lines and two more PPGI lines. Each of the HDG lines is expected to have about 400,000 metric tons of capacity, and each of the PPGI lines is expected to have about 200,000 metric tons of capacity.

—
Next, we are planning phase IV product extension where we expect to install one new annealing line with total capacity of 200,000 metric tons and one new skim pass mill with total capacity of 200,000 metric tons.

—
Currently, we expect both phase III and phase IV production lines to be fully operational during 2010. As a result, the completion of both phases will likely almost triple our total volume to about 3,070,000 metric tons from the existing 1,070,000 metric tons.

Functional Currency and Translating Press Release
The functional currency of the Company is the Chinese Yuan Renminbi ("RMB"); however, the accompanying financial information has been expressed in United States Dollars ("USD"). The accompanying consolidated balance sheets have been translated into USD at the exchange rates prevailing at each balance sheet date. The accompanying consolidated statements of operations and cash flows have been translated using the weighted-average exchange rates prevailing during the periods of each statement. Transactions in the Company's equity securities have been recorded at the exchange rate existing at the time of the transaction.

About Sutor Technology Group Limited
Sutor (Nasdaq: SUTR) is one of the leading private manufacturers of steel finishing fabrication products in China. Sutor utilizes a variety of processes and technological methodologies to convert steel manufactured by third parties into steel finishing fabrication products, including hot-dipped galvanized steel, pre-painted galvanized steel, acid-pickled steel, and cold-rolled steel. To learn more about the Company, please visit http://www.sutorcn.com.

Forward-Looking Statements
This press release includes certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, our future operating results, our expectations regarding the market for our steel finishing fabrication products, our expectations regarding the continued growth of the steel market, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause our actual results to differ materially from those anticipated, expressed or implied in the forward-looking statements. These risks and uncertainties include, but not limited to, the factors mentioned in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended June 30, 2007, and other risks mentioned in our other reports filed with the Securities Exchange Commission, or SEC. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

(in USD)

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2008	June 30, 2007

ASSETS
Current Assets:
Cash and cash equivalents	$4,895,102	$8,832,942
Restricted cash	44,039,788	27,799,475
Trade accounts receivable, net of allowance for doubtful accounts of $73,938 and $2,947, respectively	1,091,491	14,768,954
Other receivables	70,117	44,226
Accounts receivable, related parties	9,721,464	—
Advances to suppliers, net of allowance of $3,927,219 and $499,842, respectively	28,499,133	32,791,928
Inventory	54,997,550	22,703,304
Notes receivable	7,120	203,546

Total Current Assets	143,321,765	107,144,375
Property and Equipment, net of accumulated depreciation of $10,075,473 and $6,726,756, respectively	55,670,416	47,571,353
Intangible Assets, net of accumulated amortization of $262,519 and $188,132, respectively	3,186,807	2,988,589

TOTAL ASSETS	$202,178,988	$157,704,317

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$7,419,736	$3,916,596
Advances from customers	11,638,826	8,414,629
Other payables and accrued expenses	2,752,372	2,707,473
Short-term notes payable	53,606,277	50,954,916
Short-term notes payable - related party	7,099,998	2,325,802

Total Current Liabilities	82,517,209	68,319,416
Minority Interest in Net Assets of Subsidiary	36,044	32,812
Stockholders' Equity
Undesignated preferred stock - $0.001 par value; 1,000,000 shares authorized; no shares outstanding	—	—
Common stock - $0.001 par value; 500,000,000 shares authorized; 37,955,602 shares outstanding	37,955	37,955
Additional paid-in capital	37,170,164	37,170,164
Statutory reserves	7,748,269	7,748,269
Retained earnings	60,575,771	39,475,731
Accumulated other comprehensive income	14,093,576	4,919,970

Total Stockholders' Equity	119,625,735	89,352,089
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$202,178,988	$157,704,317

(in USD, except per share and other share data)

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	For the Three Months		For the Nine Months
	Ended March 31,		Ended March 31,
	2008	2007	2008	2007

Revenue:
Revenue	$45,258,150	$45,004,929	$168,865,930	$94,743,517
Revenue from related parties	52,843,085	26,279,012	143,617,418	116,548,496

Cost of Revenue	98,101,235	71,283,941	312,483,348	211,292,013

Cost of revenue	53,443,350	32,464,340	195,381,301	71,801,289
Purchases from related parties	32,840,446	31,574,392	82,488,474	120,590,904
	86,283,796	64,038,732	277,869,775	192,392,193

Gross Profit	11,817,439	7,245,209	34,613,573	18,899,820

Operating Expenses:
Selling expense	550,291	456,591	2,085,784	1,655,506
General and administrative expense	1,087,563	1,810,000	5,368,660	3,693,975
Total Operating Expenses	1,637,854	2,266,591	7,454,444	5,349,481
Income from Operations	10,179,585	4,978,618	27,159,129	13,550,339

Other Income (Expense):
Interest income	309,486	222,527	663,254	547,563
Other income	90,333	25,297	128,918	183,384
Interest expense	(1,764,273)	(367,743)	(3,936,756)	(915,080)
Other expense	(113,008)	(293,726)	(343,262)	(302,448)
Total Other Income (Expense)	(1,477,462)	(413,645)	(3,487,846)	(486,581)

Income Before Taxes and Minority Interest	8,702,123	4,564,973	23,671,283	13,063,758
Provision for income taxes	(903,606)	(680,621)	(2,568,011)	(1,702,128)
Minority interest in loss (income) of consolidated subsidiary	(6,259)	1,607	(3,232)	20,932

Net Income	$7,792,258	$3,885,959	$21,100,040	$11,382,562

Basic and Diluted Earnings per Common Share	$0.21	$0.11	$0.56	0.34

Net Income	$7,792,258	$3,885,959	$21,100,040	$11,382,562
Foreign currency translation adjustment	4,972,227	131,199	9,173,606	1,569,993

Comprehensive Income	$12,764,485	$4,017,158	$30,273,646	$12,952,555

	For the Six Months Ended December 31,
	2007	2006

Revenue:
Revenue	$123,607,780	$49,738,588
Revenue from related parties	90,774,333	90,269,484
	214,382,113	140,008,072

Cost of Revenue
Cost of revenue	141,937,951	39,336,949
Purchases from related parties	49,648,028	89,016,512
	191,585,979	128,353,461

Gross Profit	22,796,134	11,654,611

Operating Expenses:
Selling expense	1,535,493	1,198,915
General and administrative expense	4,281,097	1,883,975
Total Operating Expenses	5,816,590	3,082,890
Income from Operations	16,979,544	8,571,721

Other Income (Expense):
Interest income	353,768	325,036
Other income	38,585	158,087
Interest expense	(2,172,483)	(547,337)
Other expense	(230,254)	(8,722)
Total Other Income (Expense)	(2,010,384)	(72,936)

Income Before Taxes and Minority Interest	14,969,160	8,498,785
Provision for income taxes	(1,664,405)	(1,021,507)
Minority interest in loss (income) of consolidated subsidiary	3,027	19,325

Net Income	$13,307,782	$7,496,603

Basic and Diluted Earnings per Common Share	$0.35	$0.23

Net Income	$13,307,782	$7,496,603
Foreign currency translation adjustment	4,201,379	1,438,794
Comprehensive Income	$17,509,161	$8,935,397

(in USD)

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended March 31,
	2008	2007
Cash Flows from Operating Activities:
Net income	$21,100,040	$11,382,562
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,703,957	1,604,854
Minority interest in income (loss) of consolidated subsidiary	3,232	(20,932)
Gain on sale of equipment	(2,722)	—
Stock based compensation	—	528,077
Changes in current assets and liabilities:
Trade accounts receivable, net	14,187,846	(180,497)
Other receivables, net	(20,977)	(43,346)
Advances to suppliers	6,746,811	(25,708,280)
Inventories	(28,808,894)	(5,541,039)
Accounts payable	3,006,624	(1,121,282)
Advances from customers	2,375,369	(64,368)
Other payables and accrued expenses	(177,945)	880,562
Related party receivables or payables	(9,373,474)	1,916,357
Net Cash (Used in) Provided by Operating Activities	11,739,867	(16,367,332)

Cash Flows from Investing Activities:
Changes in notes receivable	203,059	33,321
Purchase of property and equipment, net of value added tax refunds received	(6,469,417)	(5,791,904)
Proceeds from sale of equipment	10,139	—
Purchase of land use rights	—	(197,146)
Net change in restricted cash	(13,152,963)	16,082,694
Net Cash (Used in) Provided by Investing Activities	(19,409,182)	10,126,965

Cash Flows from Financing Activities:
Proceeds from issuance of notes payable	66,032,525	39,785,358
Proceeds from issuance of notes payable - related party	7,099,998	—
Proceeds from issuance of Series B preferred stock	—	33,130,712
Payment on notes payable and Short-term loans	(67,666,600)	(41,000,933)
Payment on short-term loans - related party	(2,211,931)	—
Capital distribution to shareholders	—	(21,036,767)
Net Cash Provided by Financing Activities	3,253,992	10,878,370

Effect of Exchange Rate Changes on Cash	477,483	186,536

Net Change in Cash	(3,937,840)	4,824,539
Cash and Cash Equivalents at Beginning of Period	8,832,942	6,534,493
Cash and Cash Equivalents at End of Period	$4,895,102	$11,359,032

Supplemental Cash Flow Information Cash paid during the period for interest	$3,936,756	$915,080
Cash paid during the period for taxes	$2,715,920	$1,108,962

Contact:

Company Contact (PRC):
Mr. Kape Cao
Tel: +86-512-5268-0988
Email: investor_relations@sutorcn.com

SOURCE Sutor Technology Group Limited